ION reports third quarter 2016 results

Third Quarter Highlights:

•	Revenues of $78.6 million, an 18% increase over third quarter 2015

•	Net income of $1.7 million, or $0.14 per diluted share

•	Adjusted EBITDA of $24.4 million compared to $7.5 million one year ago

•	Generated net cash flows of $10.1 million compared to $(28.8) million in third quarter 2015

•	Total liquidity of $78.4 million at September 30
HOUSTON – November 2, 2016 – ION Geophysical Corporation (NYSE: IO) today reported third quarter 2016 net income of $1.7 million, or $0.14 per diluted share, on revenues of $78.6 million, compared to a net loss of $20.4 million, or $(1.86) per share, on revenues of $66.7 million in third quarter 2015. In comparison, excluding special items, the Company‘s third quarter 2015 adjusted net loss was $16.9 million, or $(1.54) per share. A reconciliation of special items to the financial results can be found in the financial tables of this press release.
Adjusted EBITDA for third quarter 2016 more than tripled to $24.4 million, compared to $7.5 million a year ago. A reconciliation of Adjusted EBITDA to the closest comparable GAAP numbers can be found in the financial tables of this press release. The Company generated cash of $10.1 million in third quarter 2016, compared to $(28.8) million in the prior year period.
Brian Hanson, ION’s President and Chief Executive Officer, commented, “As we stated in our second quarter earnings call, we expected higher revenues and positive cash generation in the back half of 2016, both of which are reflected in our third quarter results. Our revenues for the third quarter exceeded our total revenues for the first half of the year, driven in part by our Ocean Bottom Services (OBS) crew going back to work and by a sizable increase in multi-client data library sales spread across our geographically diverse portfolio.
“Our $12 million of income from operations during the quarter represents the first time since second quarter 2014 that we have been profitable at the operating income line. This indicates that the $95 million of annual savings from our cost reduction initiatives has rightsized our business to reflect current market conditions.
“With a significant improvement in our third quarter Adjusted EBITDA, our year-to-date Adjusted EBITDA became positive. Also, during the quarter we generated positive net cash flows, a significant improvement over the cash we consumed a year ago. We expect this momentum to carry into the fourth quarter, driven in part by normal year-end spending on data libraries by our customers.
“During the third quarter, we successfully completed our OBS survey offshore Nigeria. Our overall performance on this survey exceeded our own expectations, especially given that our crew and vessels had been stacked for almost a year, a strong testament to the dedication and experience of our OBS crew and management. At the completion of the project, we cold-stacked our crew and vessels while we actively pursue tenders for longer-term work in the region. We are starting to see signs of recovery in the OBS market and believe we are well positioned for our crew to go back to work in the near-term.”

For the first nine months of 2016, the Company reported a net loss of $58.7 million, or $(5.21) per share, on revenues of $137.4 million, compared to net loss of $19.6 million, or $(1.78) per share, on revenues of $144.0 million in the first nine months of 2015. Excluding special items in both periods, the Company reported an adjusted net loss of $54.5 million, or $(4.83) per share, compared to an adjusted net loss of $113.2 million, or $(10.31) per share, in the prior year period.
Adjusted EBITDA in the first nine months of 2016 was $3.9 million, compared to $(60.0) million in the first nine months of 2015. The Company consumed cash of $(22.4) million, of which $(14.3) million related to financing activities, during the first nine months of 2016, compared to $(85.4) million in the first nine months of 2015.
At September 30, 2016, the Company’s total liquidity was $78.4 million, consisting of cash and cash equivalents of $62.5 million and $15.9 million remaining availability on its maximum $40.0 million revolving credit facility. While the Company had borrowings of only $15.0 million under its revolving credit facility at September 30, 2016, the remaining available amount has been temporarily reduced due to a decline in the eligible receivables that collateralize the facility.
THIRD QUARTER 2016
The Company’s segment revenues for the third quarter were as follows (in thousands):

	Three Months Ended September 30,
	2016	2015	% Change
E&P Technology & Services	$36,037	$52,645	(32)%
E&P Operations Optimization	12,601	14,029	(10)%
Ocean Bottom Services	29,984	—	100%
Total	$78,622	$66,674	18%
Within the E&P Technology & Services segment, data library revenues were $21.5 million, a 41% increase from third quarter 2015; new venture revenues were $8.4 million, a 69% decrease; and Imaging Services (formerly referred to as data processing) revenues were $6.1 million, a 43% decrease. The increase in data library sales was spread across the Company’s multi-client portfolio. Both new venture and Imaging Services revenues continue to be impacted by the slowdown in exploration spending. During third quarter 2015, the E&P Technology & Services segment began data acquisition on its industry-funded MexicoSPAN™ program, for which there were no comparable new venture programs in third quarter 2016.
Within the E&P Operations Optimization segment, Devices (formerly referred to as Systems) revenues were $8.7 million, a 19% increase from third quarter 2015. While Devices continues to be impacted by reduced seismic contractor activity, the revenue increase was driven by sales of replacement devices. Optimization Software & Services (formerly referred to as Software) revenues were $3.9 million, a 42% decrease from third quarter 2015, primarily due to lower Orca® licensing revenues and, to a lesser extent, the effects of foreign currency.
Ocean Bottom Services (OBS) segment revenues were $30.0 million, as the Company completed its survey offshore Nigeria. The Company is actively pursuing tenders for long-term work for 2017.

Consolidated gross margin was 40%, compared to 17% in third quarter 2015. All three segments experienced an improvement in gross margin, with E&P Technology & Services at 36%, E&P Operations Optimization at 54% and Ocean Bottom Services at 40%. The improvement in Ocean Bottom Services was the result of the crew going back to work, while the improvement in the other segments was the result of the Company’s previous cost cutting initiatives more than offsetting the decline in revenues.
Consolidated operating expenses were $19.9 million, down 17% from $24.0 million in third quarter 2015. Operating margin was 15%, compared to (19)% in the prior year quarter. The improvement in operating margins was the result of the increase in revenues, combined with the savings from the Company’s previous cost reduction efforts.
YEAR-TO-DATE 2016
The Company’s segment revenues for the first nine months of the year were as follows (in thousands):

	Nine Months Ended September 30,
	2016	2015	% Change
E&P Technology & Services	$67,673	$93,994	(28)%
E&P Operations Optimization	33,349	50,053	(33)%
Ocean Bottom Services	36,417	—	100%
Total	$137,439	$144,047	(5)%
Within the E&P Technology & Services segment, data library revenues were $32.1 million, a 29% increase from the first nine months of 2015; new venture revenues were $16.3 million, a 54% decrease; and Imaging Services revenues were $19.3 million, a 43% decrease. Even though the segment recorded higher data library revenues compared to the first nine months of 2015, all businesses within the E&P Technology & Services segment continue to be impacted by the slowdown in exploration spending.
Within the E&P Operations Optimization segment, Devices revenues, comprised primarily of repair and replacement revenues, were $20.7 million, a 25% decrease from the first nine months of 2015, . Optimization Software & Services revenues were $12.7 million, a 43% decrease from the first nine months of 2015, primarily due to lower Orca licensing revenues and, to a lesser extent, the effects of foreign currency.
The Ocean Bottom Services (OBS) segment was positively impacted by the Company’s OBS crew going back to work during the second and third quarters of 2016, whereas the crew was idle throughout all of 2015.
Consolidated gross margin was 20%, compared to (10)% in the first nine months of 2015. The E&P Technology & Services gross margin improved to (1)%, Ocean Bottom Services improved to 31%, while E&P Operations Optimization experienced a slight decline in gross margin to 50% during the first nine months of 2016. The improvement in Ocean Bottom Services was the result of the crew going back to work in 2016, while the improvement within E&P Technology & Services was the result of the Company’s prior cost cutting initiatives more than offsetting the decline in revenues.

Consolidated operating expenses were $62.5 million, down 27% from $85.4 million expended in the first nine months of 2015. Operating margin was (25)%, compared to (70)% in the prior year period. The decrease in operating expenses due to the Company’s cost reduction efforts had a positive impact on operating margin, more than offsetting the impact from the decline in revenues.
CONFERENCE CALL
The Company has scheduled a conference call for Thursday, November 3, 2016, at 10:00 a.m. Eastern Time that will include a slide presentation to be posted in the Investor Relations section of the ION website by 9:00 a.m. Eastern Time. To participate in the conference call, dial (877) 407-0672 at least 10 minutes before the call begins and ask for the ION conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until November 17, 2016. To access the replay, dial (877) 660-6853 and use pass code 13646464#.
Investors, analysts and the general public will also have the opportunity to listen to the conference call live over the Internet by visiting www.iongeo.com. An archive of the webcast will be available shortly after the call on the Company’s website.
About ION
ION is a leading provider of technology-driven solutions to the global oil & gas industry. ION’s offerings are designed to help companies reduce risk and optimize assets throughout the E&P lifecycle. For more information, visit www.iongeo.com.
Contact
Steve Bate
Executive Vice President and Chief Financial Officer
+1.281.552.3011

The information included herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include future sales, earnings and market growth, timing of sales, future liquidity and cash levels, future estimated revenues and earnings, sales expected to result from backlog, benefits expected to result from OceanGeo, expected outcome of litigation and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risks associated with pending and future litigation, including the risk that the Company does not prevail in its appeal of the judgment in the lawsuit with WesternGeco and that the ultimate outcome of the lawsuit could have a material adverse effect on the Company’s financial results and liquidity; the timing and development of the Company’s products and services and market acceptance of the Company’s new and revised product offerings; the performance of OceanGeo; the Company’s level and terms of indebtedness; competitors’ product offerings and pricing pressures resulting therefrom; the relatively small number of customers that the Company currently relies upon; the fact that a significant portion of the Company’s revenues is derived from foreign sales; that sources of capital may not prove adequate; the Company’s inability to produce products to preserve and increase market share; collection of receivables; and technological and marketplace changes affecting the Company’s product lines. Additional risk factors, which could affect actual results, are disclosed by the Company from time to time in its filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2015 and its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed during 2016.

Tables to follow

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Service revenues	$65,914	$53,515	$104,500	$96,918
Product revenues	12,708	13,159	32,939	47,129
Total net revenues	78,622	66,674	137,439	144,047
Cost of services	40,694	47,883	93,706	132,234
Cost of products	6,163	7,683	16,045	26,628
Gross profit (loss)	31,765	11,108	27,688	(14,815)
Operating expenses:
Research, development and engineering	4,231	6,537	14,601	21,496
Marketing and sales	4,680	6,904	13,374	23,375
General, administrative and other operating expenses	10,990	10,541	34,566	40,566
Total operating expenses	19,901	23,982	62,541	85,437
Income (loss) from operations	11,864	(12,874)	(34,853)	(100,252)
Interest expense, net	(4,607)	(4,854)	(14,043)	(14,086)
Other income (expense), net	(2,027)	(346)	(3,624)	98,035
Income (loss) before income taxes	5,230	(18,074)	(52,520)	(16,303)
Income tax expense, net	3,316	2,082	5,865	3,597
Net income (loss)	1,914	(20,156)	(58,385)	(19,900)
Net (income) loss attributable to noncontrolling interests	(215)	(227)	(272)	322
Net income (loss) attributable to ION	$1,699	$(20,383)	$(58,657)	$(19,578)
Net income (loss) per share:
Basic	$0.14	$(1.86)	$(5.21)	$(1.78)
Diluted	$0.14	$(1.86)	$(5.21)	$(1.78)
Weighted average number of common shares outstanding:
Basic	11,786	10,984	11,269	10,978
Diluted	11,907	10,984	11,269	10,978

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

ASSETS	September 30, 2016	December 31, 2015
Current assets:
Cash and cash equivalents	$62,536	$84,933
Accounts receivable, net	34,686	44,365
Unbilled receivables	23,680	19,937
Inventories	33,308	32,721
Prepaid expenses and other current assets	9,910	14,807
Total current assets	164,120	196,763
Property, plant, equipment and seismic rental equipment, net	53,524	72,027
Multi-client data library, net	112,705	132,237
Goodwill	23,412	26,274
Intangible assets, net	3,526	4,810
Other assets	2,395	2,977
Total assets	$359,682	$435,088
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$19,226	$7,912
Accounts payable	32,034	29,799
Accrued expenses	32,753	34,287
Accrued multi-client data library royalties	22,344	25,045
Deferred revenue	4,395	6,560
Total current liabilities	110,752	103,603
Long-term debt, net of current maturities	144,299	175,080
Other long-term liabilities	44,157	44,365
Total liabilities	299,208	323,048
Equity:
Common stock	118	107
Additional paid-in capital	898,238	894,715
Accumulated deficit	(818,188)	(759,531)
Accumulated other comprehensive loss	(20,063)	(14,781)
Treasury stock	—	(8,551)
Total stockholders’ equity	60,105	111,959
Noncontrolling interest	369	81
Total equity	60,474	112,040
Total liabilities and equity	$359,682	$435,088

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss)	$1,914	$(20,156)	$(58,385)	$(19,900)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization (other than multi-client data library)	5,608	6,645	17,024	19,660
Amortization of multi-client data library	8,917	14,091	23,161	24,531
Stock-based compensation expense	902	1,127	2,512	4,174
Loss on extinguishment of debt	—	—	2,182	—
Reduction of accrual for loss contingency related to legal proceedings	—	—	—	(101,978)
Deferred income taxes	650	6,016	1,031	5,992
Change in operating assets and liabilities:
Accounts receivable	(14,655)	4,628	9,325	92,424
Unbilled receivables	(1,669)	(19,035)	(3,711)	(9,837)
Inventories	1,045	1,203	2,374	464
Accounts payable, accrued expenses and accrued royalties	8,899	(3,027)	3,381	(43,676)
Deferred revenue	(3,254)	(4,981)	(2,103)	(2,576)
Other assets and liabilities	7,214	(12)	6,441	(5,274)
Net cash provided by (used in) operating activities	15,571	(13,501)	3,232	(35,996)
Cash flows from investing activities:
Cash invested in multi-client data library	(2,953)	(14,554)	(11,601)	(28,152)
Purchase of property, plant, equipment and seismic rental assets	(227)	(388)	(567)	(17,601)
Other investing activities	—	1,005	—	1,262
Net cash used in investing activities	(3,180)	(13,937)	(12,168)	(44,491)
Cash flows from financing activities:
Borrowings under revolving line of credit	—	—	15,000	—
Repurchase of common stock	—	—	(964)	—
Payments on notes payable and long-term debt	(1,940)	(1,871)	(6,726)	(5,431)
Costs associated with issuance of debt	(464)	(146)	(6,638)	(146)
Payment to repurchase bonds	—	—	(15,000)	—
Other financing activities	—	72	13	94
Net cash used in financing activities	(2,404)	(1,945)	(14,315)	(5,483)
Effect of change in foreign currency exchange rates on cash and cash equivalents	116	562	854	601
Net increase (decrease) in cash and cash equivalents	10,103	(28,821)	(22,397)	(85,369)
Cash and cash equivalents at beginning of period	52,433	117,060	84,933	173,608
Cash and cash equivalents at end of period	$62,536	$88,239	$62,536	$88,239

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
SUMMARY OF SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net revenues:
E&P Technology & Services:
New Venture	$8,393	$26,650	$16,278	$35,315
Data Library	21,510	15,302	32,057	24,948
Total multi-client revenues	29,903	41,952	48,335	60,263
Imaging Services	6,134	10,693	19,338	33,731
Total	36,037	52,645	67,673	93,994
E&P Operations Optimization:
Devices	8,679	7,290	20,664	27,733
Optimization Software & Services	3,922	6,739	12,685	22,320
Total	12,601	14,029	33,349	50,053
Ocean Bottom Services	29,984	—	36,417	—
Total	$78,622	$66,674	$137,439	$144,047
Gross profit (loss):
E&P Technology & Services	$12,888	$11,294	$(418)	$(6,954)
E&P Operations Optimization	6,866	7,039	16,647	25,971
Ocean Bottom Services	12,011	(7,225)	11,459	(33,832)
Total	$31,765	$11,108	$27,688	$(14,815)
Gross margin:
E&P Technology & Services	36%	21%	(1)%	(7)%
E&P Operations Optimization	54%	50%	50%	52%
Ocean Bottom Services	40%	—%	31%	—%
Total	40%	17%	20%	(10)%
Income (loss) from operations:
E&P Technology & Services	$7,259	$1,642	$(16,867)	$(37,401)
E&P Operations Optimization	3,682	3,916	7,162	15,786
Ocean Bottom Services	9,320	(10,287)	2,053	(46,457)
Support and other	(8,397)	(8,145)	(27,201)	(32,180)
Total	$11,864	$(12,874)	$(34,853)	$(100,252)
Operating margin:
E&P Technology & Services	20%	3%	(25)%	(40)%
E&P Operations Optimization	29%	28%	21%	32%
Ocean Bottom Services	31%	—%	6%	—%
Support and other	(11)%	(12)%	(20)%	(22)%
Total	15%	(19)%	(25)%	(70)%

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(Non-GAAP Measure)
(In thousands)
(Unaudited)
The term Adjusted EBITDA represents net income (loss) before interest expense, interest income, income taxes, depreciation and amortization charges, and other non-cash charges including a reduction for loss contingency related to legal proceedings and loss on extinguishment of debt. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because its management believes that Adjusted EBITDA provides useful information regarding our liquidity, ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income (loss)	$1,914	$(20,156)	$(58,385)	$(19,900)
Interest expense, net	4,607	4,854	14,043	14,086
Income tax expense, net	3,316	2,082	5,865	3,597
Depreciation and amortization expense	14,525	20,736	40,185	44,191
Reduction of accrual for loss contingency related to legal proceedings	—	—	—	(101,978)
Loss on extinguishment of debt	—	—	2,182	—
Adjusted EBITDA	$24,362	$7,516	$3,890	$(60,004)

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
Reconciliation of Special Items to Diluted Income (Loss) per Share
(Non-GAAP Measure)
(In thousands, except per share data)
(Unaudited)
The financial results are reported in accordance with GAAP. However, management believes that certain non-GAAP performance measures may provide users of this financial information, additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure is adjusted income (loss) from operations or adjusted net income (loss), which excludes certain charges or amounts. This adjusted income (loss) amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for income (loss) from operations, net income (loss) or other income data prepared in accordance with GAAP. See the tables below for supplemental financial data and the corresponding reconciliation to GAAP financials for the three months ended September 30, 2015 and the nine months ended September 30, 2016 and 2015:

	Three Months Ended September 30, 2015
	As Reported	Special Items(1)	As Adjusted
Net revenues	$66,674	$—	$66,674
Cost of sales	55,566	(2,168)	53,398
Gross profit	11,108	2,168	13,276
Operating expenses	23,982	(1,711)	22,271
Loss from operations	(12,874)	3,879	(8,995)
Interest expense, net	(4,854)	—	(4,854)
Other expense, net	(346)	(295)	(641)
Income tax expense	2,082	122	2,204
Net loss	(20,156)	3,462	(16,694)
Net (income) loss attributable to noncontrolling interest	(227)	—	(227)
Net loss attributable to ION	$(20,383)	$3,462	$(16,921)
Net loss per share:
Basic	$(1.86)		$(1.54)
Diluted	$(1.86)		$(1.54)
Weighted average number of common shares outstanding:
Basic	10,984		10,984
Diluted	10,984		10,984

	Nine Months Ended September 30, 2016				Nine Months Ended September 30, 2015
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted
Net revenues	$137,439	$—		$137,439	$144,047	$—		$144,047
Cost of sales	109,751	(1,077)		108,674	158,862	(3,981)		154,881
Gross profit (loss)	27,688	1,077		28,765	(14,815)	3,981		(10,834)
Operating expenses	62,541	(932)		61,609	85,437	(3,233)		82,204
Loss from operations	(34,853)	2,009	(2)	(32,844)	(100,252)	7,214	(4)	(93,038)
Interest expense, net	(14,043)	—		(14,043)	(14,086)	—		(14,086)
Other income (expense), net	(3,624)	2,182	(3)	(1,442)	98,035	(100,360)	(5)	(2,325)
Income tax expense	5,865	—		5,865	3,597	269		3,866
Net loss	(58,385)	4,191		(54,194)	(19,900)	(93,415)		(113,315)
Net (income) loss attributable to noncontrolling interest	(272)	—		(272)	322	(172)		150
Net loss attributable to ION	$(58,657)	$4,191		$(54,466)	$(19,578)	$(93,587)		$(113,165)
Net loss per share:
Basic	$(5.21)			$(4.83)	$(1.78)			$(10.31)
Diluted	$(5.21)			$(4.83)	$(1.78)			$(10.31)
Weighted average number of common shares outstanding:
Basic	11,269			11,269	10,978			10,978
Diluted	11,269			11,269	10,978			10,978

(1)	Primarily represents severance charges during the third quarter 2015.

(2)	Represents severance charges during the second quarter 2016.
(3) Represents a loss on extinguishment of debt associated with the Company’s second quarter 2016 bond exchange.

(4)	In addition to note (1) , the nine months ended September 30, 2015 includes severance and facility charges related to the first half 2015 restructurings.

(5)	Primarily represents a partial reduction in the WesternGeco legal contingency in the second quarter 2015.